UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 6, 2018

Date of Report (Date of Earliest Event Reported)

Fortive Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	001-37654 (Commission File Number)	47-5654583 (I.R.S. Employer Identification No.)

6920 Seaway Blvd

Everett, WA 98203

(Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 446 - 5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 6, 2018, Fortive Corporation, a Delaware corporation (the “Company” or “Fortive”), entered into a binding offer letter (the “Offer Letter”) with Ethicon, Inc., a New Jersey corporation (“Ethicon”) and wholly owned subsidiary of Johnson & Johnson, a New Jersey corporation, pursuant to which the Company made a binding offer (the “Offer”) to acquire (the “Transaction”) certain equity interests and assets, and assume certain liabilities, of Johnson & Johnson’s sterilization solutions business used in the fields of low-temperature terminal sterilization and high-level disinfection (the “Business”). The purchase price for the Transaction is $2.7 billion, subject to adjustments as set forth in the Purchase Agreement (as defined below) relating to the book value of inventory in the Business at the closing of the Transaction and the amount of certain prepaid taxes (as so adjusted, the “Purchase Price”).

The Offer expires on the earlier of (i) October 4, 2018 and (ii) the second business day after each of the employees’ representative bodies of Ethicon and its affiliates in certain jurisdictions have concluded or are deemed to have concluded certain statutory information or consultation processes in connection with the Transaction (the “Specified Consultation Processes”). The Offer can be extended by either party in certain circumstances to no later than March 26, 2018. Upon completion of the Specified Consultation Processes, the Company expects that Ethicon will accept the Offer by countersigning the asset purchase agreement attached to the Offer Letter (the “Purchase Agreement”). The Offer Letter provides that, until the Offer is accepted or the Offer Letter is terminated, Ethicon is prohibited from soliciting proposals from, negotiating or discussing with, or entering into an agreement with, third parties with respect to an alternative transaction relating to 25% or more of the assets of the Business. If Ethicon does not accept the Offer prior to its expiration, the Offer Letter requires Ethicon to pay the Company $27 million as reimbursement for the Company’s expenses. The Offer Letter requires Ethicon to pay a termination fee of $108 million if (i) the Company terminates the Offer Letter as a result of Ethicon’s breach of its exclusivity obligations or (ii) any person has made an alternative proposal after the date of the Offer Letter and prior to the termination of the Offer, Ethicon fails to accept the Offer and Ethicon enters into a definitive agreement with respect to any alternative proposal within 12 months after the termination of the Offer Letter.

The Purchase Agreement provides that completion of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including, among other things, (i) obtaining certain antitrust approvals, (ii) the transfer of certain product registrations required for the operation of the Business, (iii) the absence of a material adverse effect regarding the Business, and (iv) customary conditions regarding the accuracy of the representations and warranties and material compliance by the parties with their respective obligations under the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants related to the Business and the Transaction. Between the date of the Purchase Agreement and the completion of the Transaction, subject to certain exceptions, Ethicon will agree to use commercially reasonably efforts to operate the Business in the ordinary course of business consistent with past practice, and to use commercially reasonable efforts to, among other things, preserve intact the business relationships of the Business.

The Purchase Agreement includes customary termination provisions for both the Company and Ethicon. Both the Company and Ethicon will have the right to terminate the Purchase Agreement if the closing has not occurred by April 5, 2019.

The Purchase Agreement will provide that the Company and Ethicon will agree to indemnify the other party following the closing for losses arising from certain breaches of the Purchase Agreement and other liabilities, subject to certain limitations. In connection with the closing of the Transaction, the Company and Ethicon will enter into certain additional ancillary agreements, including transition services agreements, a transition manufacturing services agreement and certain other customary agreements.

The foregoing summary of the material terms of the Offer Letter and the Purchase Agreement attached thereto is not complete and is qualified in its entirety by reference to the Offer Letter, which is attached hereto as Exhibit 2.1, and the Purchase Agreement, which is attached to the Offer Letter as Exhibit 1, and the full text of the Offer Letter and the Purchase Agreement are incorporated herein by reference.

The representations, warranties and covenants of the parties contained in the Purchase Agreement will be made solely for the benefit of such parties. In addition, such representations, warranties and covenants will be (i) made only for purposes of the Purchase Agreement, (ii) qualified by confidential disclosures made by the parties to each other in connection with the Purchase Agreement, (iii) subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (iv) made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (v) included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Offer Letter and the Purchase Agreement are included with this filing only to provide investors with information regarding the terms of the Offer Letter and the Purchase Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Offer Letter and the Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. The Offer Letter and the Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties, the Transaction and other documents that the parties will file with the U.S. Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

2.1	Binding Offer Letter, dated as of June 6, 2018, by and among Fortive Corporation and Ethicon, Inc., together with the Stock and Asset Purchase Agreement, executed by Fortive Corporation, attached as Exhibit 1 thereto*

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIVE CORPORATION

By:	/s/ Daniel B. Kim
	Name:	Daniel B. Kim
	Title:	Vice President—Associate General Counsel and Secretary

Date: June 6, 2018